Exhibit 24-1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Krzanich and Antonio Rodriquez, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian Krzanich	Chief Executive Officer and Director	January 16, 2025
Brian Krzanich	(Principal Executive Officer)

/s/ Antonio Rodriquez	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	January 16, 2025
Antonio Rodriquez

/s/ Arun Sarin	Chairman of the Board	January 16, 2025
Arun Sarin

/s/ Marianne Budnik	Director	January 16, 2025
Marianne Budnik

/s/ Sanjay Jha	Director	January 16, 2025
Sanjay Jha

/s/ Kristi Ann Matus	Director	January 16, 2025
Kristi Ann Matus

/s/ Alfred Nietzel	Director	January 16, 2025
Alfred Nietzel

/s/ Marcy Klevorn	Director	January 16, 2025
Marcy Klevorn

/s/ Thomas Beaudoin	Director	January 16, 2025
Thomas Beaudoin

/s/ Doug Davis
Doug Davis	Director	January 16, 2025